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                                                Exhibit (15)




                                      February 1, 1996




   Securities and Exchange Commission
   450 5th Street, N.W.
   Washington, DC 20549



   We are aware that our reports dated April 18, 1995, July 20, 1995 and October 19, 1995 on our reviews of interim financial information of Ecolab Inc. for the periods ended March 31, 1995 and 1994, June 30, 1995 and 1994, and September 30, 1995 and 1994, and included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, respectively, are incorporated by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 33-57197). Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                      /s/Coopers & Lybrand L.L.P.
                                      COOPERS & LYBRAND L.L.P.